UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 6, 2012 (February 29, 2012)

     LIZ CLAIBORNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 29, 2012, the Board of Directors of Liz Claiborne, Inc. (the “Company”) appointed Robert Vill, 55, as interim Chief Financial Officer, with effect from March 16, 2012, in the event that the Company does not retain a permanent CFO at or prior to such time. As previously announced, Mr. Andrew Warren will be stepping down as Chief Financial Officer as of March 16, 2012, and the Company is in the process of searching for his permanent successor.

Mr. Vill is currently employed by the Company as Vice President, Finance and Treasurer, a position he has held since 2005. In this capacity, he serves as the Corporate Treasurer and head of Investor Relations. Mr. Vill joined the company as Vice President, Treasury and Investor Relations in April 1999 and has held various financial positions since. From 2005 through 2007, he also had responsibility for divisional finance. Prior to joining the Company, Mr. Vill held a variety of positions in retail, including for 7 years at Saks Fifth Avenue, ultimately serving there as Vice President - Treasurer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: March 6, 2012	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Counsel, General Counsel
and Secretary